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                                                                   Exhibit 32.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES OXLEY ACT OF 2002


In connection with the Annual Report of Fidelity Southern Corporation (the "Corporation") on Form 10-K for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, M. Howard Griffith, Jr., Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.



Date: March 10, 2006
                                         /s/ M. Howard Griffith, Jr.
                                         --------------------------------------
                                         Name:  M. Howard Griffith, Jr.
                                         Title: Chief Financial Officer
                                         Fidelity Southern Corporation